UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2018, CSX Corporation (“CSX”) extended the expiration date of the CSX Section 16 Officer Severance Plan (the “Severance Plan”) to February 22, 2019 for certain of the Company’s executive officers, including Andrew L. Glassman, Nathan D. Goldman and Frank A. Lonegro. Each of the Company’s other Section 16 officers have severance coverage under separate employment agreements.

The Severance Plan provides eligible employees with severance payments and benefits in the event that an eligible employee’s employment with the Company or one of the Company’s subsidiaries is terminated on or before February 22, 2019 either (a) involuntarily by the Company for any reason other than “for cause”, or (b) voluntarily by the eligible employee for “good reason”. The severance payments and benefits to be provided, subject to the employee’s execution of a release of claims, are as follows (1) a lump sum cash payment equal to two times the employee’s then base salary, (2) a lump sum payment of one times the employee’s target bonus for the year of separation, (3) credit for an additional three years of age and two years of service for purposes of calculating the employee’s pension benefit and (4) pro-rata vesting of the employee’s unvested equity awards with any performance-based awards remaining subject to satisfaction of pre-established performance goals.

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Severance Plan, which is attached as Exhibit 10.4 to the Current Report on Form 8-K dated February 27, 2017 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Andrew L. Glassman
Name:	Andrew L. Glassman
Title:	Vice President & Controller

DATE: February 28, 2018